UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 19, 2023

HELEN OF TROY LIMITED
(Exact name of registrant as specified in its charter)

Commission File Number:  001-14669

Bermuda	74-2692550
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

Clarendon House
2 Church Street
Hamilton, Bermuda
(Address of principal executive offices)

One Helen Of Troy Plaza
El Paso, Texas 79912
(Registrant's United States mailing address)

915-225-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.10 par value per share	HELE	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item    2.02 Results of Operations and Financial Condition.
Item  7.01 Regulation FD Disclosure.

In its Form 10-Q for the quarterly period ended November 30, 2022, Helen of Troy Limited (the “Company”, “our”, “we” or “us”) announced that it made changes to the structure of the organization, during the fourth quarter of fiscal 2023, in connection with its global restructuring plan, Project Pegasus, that resulted in the previous Health & Wellness and Beauty operating segments being combined into a single reportable segment, which is referred to as “Beauty & Wellness.”  In connection with these organizational structure changes, corresponding changes were made to how our business is managed, how results are reported internally and how our CEO, our chief operating decision maker, assesses performance and allocates resources. We believe that these changes better align internal resources and external go to market activities in order to create a more efficient and effective organizational structure. There were no changes to the products or brands included within our Home & Outdoor reportable segment as part of these organizational changes nor to the way in which our CEO assesses performance and allocates resources for the Home & Outdoor segment. As a result of these changes, our disclosures in our forthcoming fiscal 2023 Annual Report on Form 10-K will reflect two reportable segments, Home & Outdoor and Beauty & Wellness. Comparative prior period segment information in our fiscal 2023 Annual Report on Form 10-K will be recast to conform to this change in our reportable segments. Our external reportable segments will continue to align with our internal reporting to enable users of the financial statements to better understand our performance, better assess our future net cash flows, and make more informed judgements about the Company as a whole. Exhibit 99.1 to this Current Report on Form 8-K provides a summary of the Company's historical segment results recast for the new reporting structure. The information contained in Exhibit 99.1 is being furnished in order to provide the financial community with historical financial information that is presented on a basis consistent with the new reporting structure. This historical segment financial information is also provided on the Investor Relations Page of our website at: http://www.helenoftroy.com. The information contained on this website is not included as a part of, or incorporated by reference into, this report.

Exhibit 99.1 includes or refers to certain information that the Company believes is non-GAAP Financial Information as contemplated by SEC Regulation G, Rule 100. Exhibit 99.1 contains tables that reconcile these measures to their corresponding GAAP based measures presented in the Company’s Consolidated Statements of Income. The material limitation associated with the use of the non-GAAP financial measures is that the non-GAAP measures do not reflect the full economic impact of the Company’s activities. These non-GAAP measures are not prepared in accordance with GAAP, are not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies. Accordingly, undue reliance should not be placed on non-GAAP information.

The information in this Item 2.02 and Item 7.01 of this Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, or any proxy statement or report or other document we may file with the SEC, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.

(d)        Exhibits

Exhibit Number	Description
99.1	Historical Segment Financial Information
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELEN OF TROY LIMITED

Date: April 19, 2023	/s/ Matthew J. Osberg
Matthew J. Osberg
Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer
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